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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 14, 2001











                                  WAM!NET INC.
               (Exact name of registrant as specified in charter)
         Minnesota                333-53841           41-1795247
(State or other jurisdiction      (Commission        (IRS Employer
      of incorporation)           File Number)     Identification No.)

           655 Lone Oak Drive                              55121
           Eagan, Minnesota                              (Zip Code)
(Address of principal executive offices)


Registrant's telephone number, including area code:  (651) 256-5100




                                 Not Applicable
          (Former name or former address, if changed from last report)


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This report contains certain forward-looking statements and information relating to Wam!Net Inc., ("Wam!Net" or the "Company") that are based on the beliefs of Wam!Net management as well as assumptions made by and information currently available to management. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties, and assumptions, including the risk factors and uncertainties described in the Company's 2000 Form 10-K annual report. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as believed, estimated or expected.

Item 5. Other Events.

     WAM!NET Inc. (the "Company) hereby announces that the Consent Solicitation related to the Company's 13-1/4% Senior Discount Notes due 2005, expired Tuesday, August 14, 2001, at 12:00 Noon, New York City time. The record holders of approximately 96.6% of the $208,530,000 aggregate principal amount outstanding of the Senior Discount Notes, as of August 14, 2001, have consented to the amendment of the Indenture, by and between the Company and First Trust National Association, dated as of March 5, 1998, as such amendments were described in the Solicitation of Consents, dated July 20, 2001, as amended on July 30, 2001, and August 7, 2001. The amendments to the terms of the Indenture shall become operative upon the consummation of the proposed transaction between the Company and Cerberus Capital Management, L.P. and/or certain of its affiliates and designees.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WAM!NET INC.



                                        By:/s/ Lisa A. Gray
                                           -------------------------------------
                                           Name:   Lisa A. Gray
                                           Title:  Executive Vice President and
                                                   General Counsel

August 20, 2001